Exhibit 10.75



                                Amendment To
                   Non-Qualified Stock Option Agreements
                      dated prior to October 11, 1995

     All the Stock Option Agreements issued to the undersigned Executive pursuant to the RJR Nabisco Holdings Corp. 1990 Long Term Incentive Plan (the "LTIP") and, if applicable, the Stock Option Plan for Directors and Key Employees of RJR Nabisco Holdings Corp. are, except to the extent provided by the Committee with respect to a Change of Control (as defined in the LTIP) occurring after October 11, 1996 or such later date as the Committee may from time to time designate by resolution, amended as of October 11, 1995 by adding the following to any section dealing with the adjustment of options in the event of a corporate transaction:

     If, and only if, a Change of Control occurs after April 11, 1996 the Optionee shall receive in cash in respect of each option and in exchange for the cancellation of such option, the higher of(i) or (ii) where (i) is the excess, if any, of the Fair Market Value (as defined in Paragraph 2(i) of the LTIP) over the option price of such option multiplied by the number of Shares (as defined in Paragraph 2 (f) of the LTIP) subject to such option and (ii) is the value of such option using the Black-Scholes method of valuing such option based on the following assumptions: Fair Market Value (as so defined in the LTIP), a risk free factor equal to the average rate for zero coupon United States government issues with a remaining term equal to the expected term of the option, a dividend yield calculated by dividing the annual dividend by the Fair Market Value, and volatility of 35.6% (the 4-1/2 year weighted average volatility of the Shares).

                                             RJR NABISCO HOLDINGS CORP.


                                             By: /s/
                                                 -----------------------
                                                 Authorized Signatory




---------------------------
     Andrew J. Schindler


Dated: October 11, 1995